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                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement          [_] Confidential, for Use of the
                                             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[X] Soliciting Material Under Rule 14a-12


                        PERITUS SOFTWARE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                Not Applicable.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.  Title of each class of securities to which transaction applies:

        ---------------------------------------------------------------

    2.  Aggregate number of securities to which transaction applies:

        ---------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ---------------------------------------------------------------

    4.  Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------

    5.  Total fee paid:

        ---------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1.  Amount Previously Paid:

        ---------------------------------------------------------------

    2.  Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------

    3.  Filing Party:

        ---------------------------------------------------------------

    4.  Date Filed:

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                                        Filed by Peritus Software Services, Inc.
               Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

                               Subject Company:  Peritus Software Services, Inc.
                                                 Commission File No.:  000-22647


                                                           For Immediate Release

  Peritus Software Services Announces It Has Executed an Agreement and Plan of
                       Merger with Rocket Software, Inc.


WESTBOROUGH, MA. - APRIL 18, 2001 - Peritus Software Services, Inc. (OTC:
PTUS.OB), a provider of solutions for software maintenance technology and services, today announced it has executed an Agreement and Plan of Merger with Rocket Software, Inc. ("Rocket") and Rocket Acquisition Company, Inc. The Company had previously announced on March 28, 2001 that it had received a non-binding offer from Rocket. Rocket currently owns 10,000,000 shares of the Company's common stock representing 36.6% of the total outstanding shares of 27,319,903.

Under the terms of the Agreement, Rocket Acquisition Company, a subsidiary of Rocket, would be merged into Peritus. All Peritus shareholders other than Rocket would be paid $0.19 per share in cash in exchange for their Peritus shares.

The Agreement provides that the transaction must be completed before June 30, 2001 and that the Company must have at least $4,810,000 in cash at closing after subtraction of the lesser of $840,000 or the actual transaction costs. Completion of the transaction is subject to approval by the holders of a majority of Peritus' outstanding Common Stock, obtaining the requisite third party and governmental consents and other customary closing conditions.

This press release may contain certain forward-looking statements, which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in those forward looking statements as a result of various factors, including the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and other public filings made by Peritus with the Securities and Exchange Commission, which factors are incorporated herein by reference. From time to time, the Company may also provide oral and or written forward-looking statements in other materials it releases to the public. The Company does not assume any obligation to update any of the forward-looking statements it makes.

IMPORTANT INFORMATION AND WHERE TO FIND IT

Peritus Software Services, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to its proposed business combination with Rocket Software, Inc. Investors and stockholders are urged to read the proxy statement when it becomes available, because it will contain important information about Peritus, the proposed business combination with Rocket Software and related matters. When the proxy statement is completed, Peritus plans to send it to its stockholders to seek their approval of the proposed business combination. A free copy of the proxy statement (when it is filed) and other documents filed by Peritus with the SEC are available for free at the SEC's web site at http://www.sec.gov. Peritus' stockholders may also

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obtain the proxy statement and other documents without charge by directing a request to Peritus Software Services, Inc., Attention: Ronald C. Garabedian, 112 Turnpike Road, Suite 111, Westborough, Massachusetts 01581, Telephone: (508) 870-0963. Peritus, Rocket Software, their respective directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies from Peritus' stockholders to approve the proposed business combination between Peritus and Rocket Software. These individuals may have interests in the proposed business combination, some of which may differ from or may be in addition to those of Peritus' stockholders generally. A description of the participants in the solicitation, and their relevant affiliations and interests, will be contained in Peritus' proxy statement with respect to the proposed business combination with Rocket Software, when it is filed with the SEC.

ABOUT PERITUS

Founded in 1991, Peritus Software Services, Inc. offers products and services that enable organizations to improve the productivity, effectiveness and quality of the software evolution process. The Peritus Software Asset Maintenance (SAM) offerings enable organizations to transform the maintenance process into an efficient, cost-effective discipline that boosts productivity and performance. Peritus is headquartered in Westborough, MA.

Contact:  Ronald C. Garabedian
          Vice President and Treasurer
          Peritus Software Services, Inc.
          Phone:  508-870-0963
          Fax:  508-870-0764

E-mail:   rgarabedian@peritus.com
          -----------------------

Peritus is a registered trademark of Peritus Software Services, Inc.

ABOUT ROCKET

Founded in 1990, Rocket Software, Inc. is a software engineering organization providing enterprise class software products and services. Rocket is headquartered in Natick, MA.

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